Exhibit 99.a.1.Q

FORWARD-LOOKING STATEMENTS Some of the statements in this presentation may constitute forward-looking statements. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance and any financial projections used in connection with any discussion of future plans, strategies, objectives, actions, or events identify forward-looking statements. Forward-looking statements relating to the proposed transaction include, but are not limited to: the risk that the Company may not be able to consummate the Merger contemplated by the Business Combination Agreement; the risk that the Business Combination Agreement may not be able to be modified consistent with the terms and conditions set forth above; the risk that in excess of approximately 1.8 million Common Shares are validly tendered and not properly withdrawn prior to the expiration of the tender offer, requiring 57th Street to pay, in the aggregate, in excess of approximately $18.0 million, (pursuant to the proposed revised terms of the tender offer, subject to agreement of definitive terms) which would then cause 57th Street to (i) be unable to satisfy a condition of the tender offer, (ii) be unable to consummate the proposed business transaction and (iii) withdraw the tender offer, not purchase any shares and promptly return any shares tendered by stockholders to them; the risk that governmental and regulatory review of the tender offer documents may delay the proposed transaction or result in the inability of the proposed transaction to be consummated by May 15, 2011 (pursuant to the proposed revised terms of the Business Combination Agreement, subject to agreement of definitive terms) and the length of time necessary to consummate the proposed transaction; the risk that a condition to the closing of the proposed transaction may not be satisfied or waived; the risk that the businesses will not be integrated successfully; the risk that the anticipated benefits of the proposed transaction may not be fully realized or may take longer to realize than expected; the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items are not realized, the risk of disruption from the proposed business combination making it more difficult to maintain relationships with customers, employees or suppliers; a reduction in industry profit margin; the inability to continue the development of the Crumbs brand; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; changing legislation and regulatory environments; the ability to meet the NASDAQ Stock Market listing standards, including having the requisite number of round lot holders or stockholders and meeting the independent director requirements for the board of directors and its committees; a lower return on investment; the inability to manage rapid growth; requirements or changes affecting the business in which Crumbs is engaged; the general volatility of the market prices of our securities and general economic conditions. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Schedule TO (and any amendments thereto) filed with the SEC in connection with the transaction and the tender offer. Additional risks and uncertainties are identified and discussed in 57th Street's reports filed with the SEC and available at the SEC's website at www.sec.gov. Forward-looking statements included herein speak only as of the date of this presentation. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, results could differ materially from those expressed by such forward- looking statements. Neither 57th Street nor Crumbs undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this presentation.

CRUMBS INVESTMENT HIGHLIGHTS Demonstrated track record of profitable growth with a 3-year revenue CAGR of 81.8% Attractive unit economics with an average transaction of $18- $20 and average sales per square foot in excess of $1,000 Transaction allows for an initial expansion to a planned 200 locations in the top 15 markets by year-end 2014 Ranked number 10 on Inc. Magazine's list of the fastest- growing private companies of 2009 within the food & beverage industry, and ranked number 10 on their list of breakout companies of 2010 Business combination valued at approximately $79.2 million on a fully diluted basis, implying a multiple of 20.0 times projected 2011 Adjusted EBITDA, and 7.4 times projected 2012 Adjusted EBITDA

BUSINESS COMBINATION SUMMARY In May 2010, 57th Street raised $54.6 million through its IPO On January 9, 2011, 57th Street entered into a definitive agreement to combine with Crumbs Merger consideration = $67.5 million + contingent payments $27.0 million in cash (up to $7.0 million of the cash consideration may be replaced by the issuance of equity securities at $10.00 per share to increase the cash available for the tender offer) $40.5 million in equity securities exchangeable into 57th Street common shares or 4.05 million shares valued at $10.00 per share (subject to adjustment per the bullet point above) Future contingent payments in equity securities exchangeable into an aggregate of 4.4 million shares based on certain EBITDA or stock-price performance targets through 2015 Fully diluted enterprise value of $79.2 million1 and market capitalization of $94.1 million Transaction is expected to close in April 2011 As soon as reasonably practicable post deal, change name to Crumbs Bake Shop and list on the NASDAQ Stock Market 1 Excludes contingent earnout shares

CRUMBS OVERVIEW

# SWEET BEGINNINGS

* Founded in 2003 by Mia and Jason Bauer, husband & wife team
* Cupcake landscape prior to Crumbs - Vanilla, Chocolate, Lemon, Strawberry
* Crumbs cupcakes have creative combinations of filling, frosting and decorations with over 75 varieties baked daily, including (now the industry standard):

  - Blackbottom Cheesecake
  - Cookies & Cream
  - Chocolate Pecan Pie
  - Caramel Apple
  - Chocolate Covered Strawberry
  - Red Velvet

* Over 1 million cupcakes sold per month
* Over 150 different sweets baked daily include: danishes, scones, croissants, muffins, brownies, cakes, pies and cookies
* Beverage program includes gourmet whole leaf teas, espresso based drinks, drip coffees, hot chocolate and homemade sodas


CRUMBS
BAKE SHOP

BAKE CRUMBS SHOP | 6

CUPCAKE SIZES * Taste Size Just enough to whet your appetite, these measure about one inch and are perfect to pop in your mouth. * Classic Size About the size of a supermarket cupcake but with all the deliciousness of our Signature size. * Signature Size Not your average cupcake. Over four inches in height, they are big enough to cut in quarters and share. They set the standard for gourmet cupcakes with heaps of frosting and toppings.

GROWING BRAND RECOGNITION Ranked 10th on Inc. Magazine's list of top breakout companies of 2010, which includes Foursquare, Groupon, and Pandora Radio Ranked 10th on Inc. Magazine's list of nation's fastest-growing private companies of 2009 within the food and beverage industry Currently operating 34 company-owned stores Targeting approximately 200 stores by the end of 2014 E-commerce Division @ www.crumbs.com Shipping nationwide Source: Inc. Magazine

BROAD DEMOGRAPHIC APPEAL We appeal to everyone from age 8-80 in every socio-economic class They are not counting calories but enjoying the moment Typical Customer: Mom/strollers Tastemakers Office workers and managers Celebrities Everyone in between Proven success in: Urban Suburban Commercial Residential markets

SALES MIX 17% 18% 25% 40% 2pm-6pm 6pm-11pm Day-Part Sales Mix 11am-2pm 6am-11am 12% 1% 78% 9% Beverages Cupcakes Miscellaneous Other Baked Goods Product Sales Mix

Quality and consistency Unit economic s much stronger Small foot print (800-1200 sq. ft. vs. 2,000-3,000 sq. ft) Low build-out cost compared to industry ($300,000) Small foot print Location, location, location No baking = no venting = class A office building Quicker build out Bulk purchasing efficiencies CONTRACT MANUFACTURING MODEL

SOCIAL MEDIA: STAYING CONNECTED Social media avenues such as Facebook, Twitter, and Foursquare allow Crumbs to stay connected with its fans We announce a new and delicious Cupcake of the Month each month in addition to sponsoring contests and cupcake giveaways Since joining Facebook, the number of cupcake friends has continued to rise past 40,000!

GROWTH STRATEGY

Significantly under penetrated markets 2011 14 to 16 stores planned in current markets Areas already determined Expansion into transportation hubs, a first for the category, includes Union Station in Washington, D.C. & Continental Airlines Terminal in Newark Liberty Airport 2012 38 to 42 stores planned in new markets: Atlanta, Dallas, Denver, Florida, Houston, San Diego, San Francisco, Seattle, etc. Continue to reach new customers in markets where we don't have stores via our website, www.crumbs.com EXPANSION STRATEGY

CRUMBS INITIAL GROWTH POTENTIAL Phase I Phase II * Metros demanding 4+ Crumbs 5 Crumbs Bake Shops 12 Crumbs Bake Shops 25 Crumbs Bake Shops

FINANCIAL HIGHLIGHTS

FINANCIAL HIGHLIGHTS Strong track record of revenue growth Attractive unit economics Exceptional store level margins Sales per square foot highest among peers1 1Based on RBC Capital Markets and Robert W. Baird estimates - December 2010

$2.2 M $3.0 M $5.3 M $9.3 M $23.5 M $31.1 M $45 M - $50 M REVENUE GROWTH $542,200 $1.5 M $2.2 M $3.0 M $5.3 M $9.5 M $23.5 M $31.1 M Notes: 2008 - 2010 revenue are based on audited results . Comparable store sales averaged 15% from 2008-2010: 28.6% in 2008 on base of 4 stores, 15.1% in 2009 on base of 6 stores and 2.5% in 2010 on base of 12 stores.

ATTRACTIVE UNIT ECONOMICS Average Store Sales Average Build-out Cost Modest G&A and Interest Expense Leverage Cash Payback EBITDA Cash on Cash Sales to Investment Ratio $1,100,000 $300,000 $231,000 16 months 77% 3.7X * Based on 25 stores for 12 month period (11/1/09- 10/31/10)

EXCEPTIONAL STORE LEVEL MARGINS Sales Product Costs Operating Expenses Rent Labor $1,100,000 $374,000 $220,000 $139,000 $81,000 34% 20% 13% 7% * Based on 25 stores for 12 month period (11/1/09- 10/31/10) EBITDA $231,000 21% Packaging 5% $55,000

SALES PSF COMPARED TO INDUSTRY $390 $480 $680 $568 $900 $1,000+ Sources: RBC Capital Markets and Robert W. Baird estimates - December 2010

2011 Projected Sales between $45-$50 million Adjusted EBITDA between $3.5-$4.4 million 14-16 new stores, back end loaded 2012 Projected Sales between $78-$83 million Adjusted EBITDA between $10.2-$11.3 million 38-42 new stores Year-end 2014 Projected Approximately 200 Crumbs locations nationwide * Reconciliation of adjusted EBITDA to GAAP can be found on slide 29 OUTLOOK

SERVING SMILES DAILY

APPENDIX

COMPARABLE VALUATION

* Jason Bauer Co-Founder and Chief Executive Officer, Crumbs Background: numerous entrepreneur ventures * Mia Bauer Co-Founder and Chief Creative Officer, Crumbs Background: lawyer turned baker * Chuck Ireland Chief Financial Officer, Crumbs Background: 26 years in public accounting including restaurant and food service businesses * Harley Bauer Chief Development Officer , Crumbs Background: secured financing and material as a producer for a film and TV production company THE MANAGEMENT TEAM * James Menzies Director of Store Development, Crumbs Background: Dean and Deluca * Gary Morrow Vice President of Store Operations, Crumbs Background: 10 years at Starbucks in both regional and corporate headquarters positions * Edwin Lewis Chairman of the Board of Managers, Crumbs Background: Polo Ralph Lauren, Tommy Hilfiger, and Mossimo * Mark Klein Chairman, CEO, President & Director, 57th Street Background: financial services and asset management * Paul Lapping CFO, Treasurer, Secretary & Director, 57th Street Background: investment banking and private equity

# TRANSACTION STRUCTURE

## Enterprise Value at Closing ($ in millions, except per share data)

| | |
|---|---|
| Assumed Price Per Share | $10.00 |
| Fully Diluted Shares (1) | 9.4 |
| **Fully Diluted Equity Value** | **$94.1** |
| Plus: Pro Forma Debt | 0.0 |
| Less: Estimated Cash at Closing (2)(3) | -14.9 |
| **Enterprise Value** | **$79.2** |

| | 2011 | 2012 | 2013 | 2014 |
|---|---|---|---|---|
| Adjusted Pro Forma EBITDA Target (4) | $4.0 | $10.8 | $17.5 | $25.0 |
| Add'l Contingent Consideration Shares | 0.0 | 0.0 | 2.2 | 2.2 |
| Assumed Price Per Share | $10.00 | $10.00 | $10.00 | $10.00 |
| Contingent Consideration | $0.0 | $0.0 | $22.0 | $22.0 |
| Fully Diluted Shares (1)(5) | 9.4 | 9.4 | 11.6 | 13.8 |
| **Fully Diluted Equity Value (1)(5)** | **$94.1** | **$94.1** | **$116.1** | **$138.1** |
| Plus: Pro Forma Debt | 0.0 | 0.0 | 0.0 | 0.0 |
| Less: Estimated Cash at Closing (2)(3) | -14.9 | -14.9 | -14.9 | -14.9 |
| **Enterprise Value** | **$79.2** | **$79.2** | **$101.2** | **$123.2** |
| **TEV/EBITDA Multiple** | **20.0x** | **7.4x** | **5.8x** | **4.9x** |

(1) Assumes approximately $18.0 million of common shares is tendered and repurchased. $7.0 million of the cash consideration to Crumbs is replaced by the issuance of equity securities at $10.00 per share
(2) Pro forma for fees to Morgan Joseph TriArtisan LLC for M&A advisory fees in the amount of $545,630, upon closing of the business transaction
(3) Pro forma for fees to Telsey Advisory Group LLC ("TAG"), including a fee from 57th Street for subsequent purchases of 57th Street's common stock by certain investors introduced by TAG. The amount of the fee will be negotiated between TAG and 57th Street following the completion of any such purchase
(4) Adjusted Pro Forma EBITDA excludes any potential stock-based compensation
(5) Includes the contingent consideration shares issued at each Adjusted EBITDA target

## Transaction Highlights

- 57th Street proposes to effect redemptions of its common stock via a tender offer
- 57th Street founders and underwriters warrants will be exchanged for 370,000 shares
- 4,400,000 total contingent consideration shares to Crumbs
  - The contingent shares may be issued based on meeting the 2013 and 2014 Adjusted EBITDA targets with half the shares issued in each year
  - Alternatively, approximately one third of the shares may be issued upon reaching each share price target of $15.00, $17.50 and $20.00 in years 2011-2013
- 150,000 sponsors shares will be cancelled

## Pro Forma Ownership at Closing



Crumbs Shareholders
Public Shareholders
57th Street Sponsors & Other
38.8%
50.5%
10.7%

BAKE CRUMBS SHOP
28

ADJUSTED EBITDA RECONCILIATION(4) Years Ended Years Ended Years Ended Years Ended Years Ended Years Ended Years Ended Years Ended Years Ended Years Ended Years Ended Years Ended Years Ended Years Ended Years Ended Years Ended Years Ended December 31 December 31 December 31 December 31 December 31 December 31 December 31 December 31 December 31 December 31 December 31 December 31 December 31 2010 2010 2010 2011 2011 2011 2012 2012 2013 2013 2014 2014 2014 (a) (a) (a) (b) (b) (b) (b) (b) (b) (b) (b) (b) (b) Net income (1) $ 796,000 $ 1,927,000 $ 5,691,000 $ 8,678,000 $ 17,517,000 Income taxes, including any gains or losses resulting from the change in estimate relating to the Tax Receivable Agreement (2) (3) 0 2,000 1,050,000 2,048,000 5,000,000 Depreciation 811,000 1,350,000 2,437,000 3,905,000 5,721,000 Accelerated Depreciation of Abandoned Leasehold Improvements 194,000 0 0 0 0 Amortization 119,000 125,000 147,000 132,000 135,000 Deferred Rent Expense 516,000 855,000 1,712,000 2,120,000 2,629,000 Interest Income 0 0 0 0 0 Interest Expense 0 0 0 0 0 Equity-based Compensation 0 - - - - Compensatory Expenses Related to Insider Warrants Exchange 0 0 0 0 0 0 Acquisition Costs 0 (c) 0 0 0 0 Adjusted EBITDA as presented $ 2,436,000 $ 4,259,000 $ 11,037,000 $ 16,883,000 $ 31,002,000 (1) Net income includes net income attributable to both the common stockholders of the parent and the existing members of Crumbs Holdings LLC with respect to the securities exchangeable into parent common stock. (1) Net income includes net income attributable to both the common stockholders of the parent and the existing members of Crumbs Holdings LLC with respect to the securities exchangeable into parent common stock. (1) Net income includes net income attributable to both the common stockholders o f the parent and the existing members of Crumbs Holdings LLC with respect to the securities exchangeable into parent common stock. (1) Net income includes net income attributable to both the common stockholders of the parent and the existing members of Crumbs Holdings LLC with respect to the securities exchangeable into parent common stock. (1) Net income includes net income attributable to both the common stockholders of the parent and the existing members of Crumbs Holdings LLC with respect to the sec urities exchangeable into parent common stock. (1) Net income includes net income attributable to both the common stockholders of the parent and the existing members of Crumbs Holdings LLC with respect to the securities exchangeable into parent common stock. (1) Net income includes net income attributable to both the common stockholders of the parent and the existing members of Crumbs Holdings LLC with respect to the securities exchangeable into parent common stock. (1) Net income includes net income attributable to both the common stockholders of the parent and the existing members of Crumbs Holdings LLC with respect to the securities exchangeable into parent common stock. (1) Net income includes net income attributable to both the common stockholders of the parent and the existing members of Crumbs Holdings LLC with respect to the securities exchangeable into parent common stock. (1) Net income includes net income attributable to both the common stockholders of the parent and the existing members of Crumbs Holdings LLC with respect to the securities exchangeable into parent common stock. (1) Net income includes net income attributable to both the common stockholders of the parent and the existing members of Crumbs Holdings LLC with respect to the securities exchangeable into parent common stock. (1) Net income includes net income attributable to both the common stockholders of the parent and the existing members of Crumbs Holdings LLC with respect to the securities exchangeable into parent commo n stock. (1) Net income includes net income attributable to both the common stockholders of the parent and the existing members of Crumbs Holdings LLC with respect to the securities exchangeable into parent common stock. (1) Net income includes net income attributable to both the common stockholders of the parent and the existing members of Crumbs Holdings LLC with respect to the securities exchangeable into parent common stock. (1) Net income includes net income attributable to both the common stockh olders of the parent and the existing members of Crumbs Holdings LLC with respect to the securities exchangeable into parent common stock. (1) Net income includes net income attributable to both the common stockholders of the parent and the existing members of Crumbs Holdings LLC with respect to the securities exchangeable into parent common stock. (1) Net income includes net income attributable to both the common stockholders of the parent and the existing members of Crumbs Holdings LLC with respect to the securities exchangeable into parent common stock. (1) Net income includes net income attributable to both the common stockholders of the parent and the existing members of Crumbs Holdings LLC with respect to the securities exchangeable into parent common stock. (2) Assumes no exchanges of equity securities received by Crumbs owners into common stock, and therefore, no payments under the tax receivable agreement with respect to exchanges. Payments under the tax receivable agreement related to the merger will be approximately $66,000, $88,000 and $750,000 for the fiscal years ended December 2012, December 2013 and December 2014, respectively. During 2010 Crumbs was taxed as a partnership. (2) Assumes no exchanges of equity securities received by Crumbs owners into common stock, and therefore, no payments under the tax receivable agreement with respect to exchanges. Payments under the tax receivable agreement related to the merger will be approximately $66,000, $88,000 and $750,000 for the fiscal years ended December 2012, December 2013 and December 2014, respectively. During 2010 Crumbs was taxed as a partnership. (2) Assumes no exchanges of equity securities received by Crumbs owners into common stock, and therefore, no payments under the tax receivable ag reement with respect to exchanges. Payments under the tax receivable agreement related to the merger will be approximately $66,000, $88,000 and $750,000 for the fiscal years ended December 2012, December 2013 and December 2014, respectively. During 2010 Crumbs was taxed as a partnership. (2) Assumes no exchanges of equity securities received by Crumbs owners into common stock, and therefore, no payments under the tax receivable agreement with respect to exchanges. Payments under the tax receivable agree ment related to the merger will be approximately $66,000, $88,000 and $750,000 for the fiscal years ended December 2012, December 2013 and December 2014, respectively. During 2010 Crumbs was taxed as a partnership. (2) Assumes no exchanges of equity securities received by Crumbs owners into common stock, and therefore, no payments under the tax receivable agreement with respect to exchanges. Payments under the tax receivable agreement related to the merger will be approximately $66,000, $88,000 and $750 ,000 for the fiscal years ended December 2012, December 2013 and December 2014, respectively. During 2010 Crumbs was taxed as a partnership. (2) Assumes no exchanges of equity securities received by Crumbs owners into common stock, and therefore, no payments under the tax receivable agreement with respect to exchanges. Payments under the tax receivable agreement related to the merger will be approximately $66,000, $88,000 and $750,000 for the fiscal years ended December 2012, December 2013 and December 2014, respectively. During 2010 Crumbs was taxed as a partnership. (2) Assumes no exchanges of equity securities received by Crumbs owners into common stock, and therefore, no payments under the tax receivable agreement with respect to exchanges. Payments under the tax receivable agreement related to the merger will be approximately $66,000, $88,000 and $750,000 for the fiscal years ended December 2012, December 2013 and December 2014, respectively. During 2010 Crumbs was taxed as a partnership. (2) Assumes no exchanges of equity securities received by Crumbs owners into common stock, and therefore, no payments under the tax receivable agreement with respect to exchanges. Payments under the tax receivable agreement related to the merger will be approximately $66,000, $88,000 and $750,000 for the fiscal years ended December 2012, December 2013 and December 2014, respectively. During 2010 Crumbs was taxed as a partnership. (2) Assumes no exchanges of equity securities received by Crumbs owners into common stock, and therefore, no payments under the tax receivable agreement with respect to exchanges. Payments under the tax receivable agreement related to the merger will be approximately $66,000, $88,000 and $750,000 for the fiscal years ended December 2012, December 2013 and December 2014, respectively. During 2010 Crumbs was taxed as a partnership. (2) Assumes no exchanges of equity securities received by Crumbs owners into common stock, and therefore, no payments under the tax receivable agreemen t with respect to exchanges. Payments under the tax receivable agreement related to the merger will be approximately $66,000, $88,000 and $750,000 for the fiscal years ended December 2012, December 2013 and December 2014, respectively. During 2010 Crumbs was taxed as a partnership. (2) Assumes no exchanges of equity securities received by Crumbs owners into common stock, and therefore, no payments under the tax receivable agreement with respect to exchanges. Payments under the tax receivable agreement r elated to the merger will be approximately $66,000, $88,000 and $750,000 for the fiscal years ended December 2012, December 2013 and December 2014, respectively. During 2010 Crumbs was taxed as a partnership. (2) Assumes no exchanges of equity securities received by Crumbs owners into common stock, and therefore, no payments under the tax receivable agreement with respect to exchanges. Payments under the tax receivable agreement related to the merger will be approximately $66,000, $88,000 and $750,000 f or the fiscal years ended December 2012, December 2013 and December 2014, respectively. During 2010 Crumbs was taxed as a partnership. (2) Assumes no exchanges of equity securities received by Crumbs owners into common stock, and therefore, no payments under the tax receivable agreement with respect to exchanges. Payments under the tax receivable agreement related to the merger will be approximately $66,000, $88,000 and $750,000 for the fiscal years ended December 2012, December 2013 and December 2014, respectively. During 2010 Crumbs was taxed as a partnership. (2) Assumes no exchanges of equity securities received by Crumbs owners into common stock, and therefore, no payments under the tax receivable agreement with respect to exchanges. Payments under the tax receivable agreement related to the merger will be approximately $66,000, $88,000 and $750,000 for the fiscal years ended December 2012, December 2013 and December 2014, respectively. During 2010 Crumbs was taxed as a partnership. (2) Assum es no exchanges of equity securities received by Crumbs owners into common stock, and therefore, no payments under the tax receivable agreement with respect to exchanges. Payments under the tax receivable agreement related to the merger will be approximately $66,000, $88,000 and $750,000 for the fiscal years ended December 2012, December 2013 and December 2014, respectively. During 2010 Crumbs was taxed as a partnership. (2) Assumes no exchanges of equity securities received by Crumbs owners into common stock, and therefore, no payments under the tax receivable agreement with respect to exchanges. Payments under the tax receivable agreement related to the merger will be approximately $66,000, $88,000 and $750,000 for the fiscal years ended December 2012, December 2013 and December 2014, respectively. During 2010 Crumbs was taxed as a partnership. (2) Assumes no exchanges of equity securities received by Crumbs owners into common stock, and therefore, no payments under the tax receivable agreement with respect to exchanges. Payments under the tax receivable agreement related to the merger will be approximately $66,000, $88,000 and $750,000 for the fiscal years ended December 2012, December 2013 and December 2014, respectively. During 2010 Crumbs was taxed as a partnership. (2) Assumes no exchanges of equity securities received by Crumbs owners into common stock, and therefore, no payments under the tax receivable agreement with respect to exchanges. Payments under the tax receivable agreement related to the merger will be approximately $66,000, $88,000 and $750,000 for the fiscal years ended December 2012, December 2013 and December 2014, respectively. During 2010 Crumbs was taxed as a partnership. (3) Income taxes do not include the tax distributions in the amount of $390,000, $1,190,000, $2,900,000 and $5,210,000 for the fiscal years ended December 2011, December 2012, December 2013 and December 2014, respectively, which will be made to the existing members of Crumbs Holdings LLC with respect to the securities exchangeable into parent common stock that they will own after consummation of the proposed business combination. (4) Amounts included above illustrate the relationship between Net Income and Adjusted EBITDA at the high point of the projected range. For ranges of projected Adjusted EBITDA, refer to Page 23. (3) Income taxes do not include the tax distributions in the amount of $390,000, $1,190,000, $2,900,000 and $5,210,000 for the fiscal years ended December 2011, December 2012, December 2013 and December 2014, respectively, which will be made to the existing members of Crumbs Holdings LLC with respect to the secu rities exchangeable into parent common stock that they will own after consummation of the proposed business combination. (4) Amounts included above illustrate the relationship between Net Income and Adjusted EBITDA at the high point of the projected range. For ranges of projected Adjusted EBITDA, refer to Page 23. (3) Income taxes do not include the tax distributions in the amount of $390,000, $1,190,000, $2,900,000 and $5,210,000 for the fiscal years ended December 2011, December 2012, December 2013 and December 2014, respectively, which will be made to the existing members of Crumbs Holdings LLC with respect to the secu rities exchangeable into parent common stock that they will own after consummation of the proposed business combination. (4) Amounts included above illustrate the relationship between Net Income and Adjusted EBITDA at the high point of the projected range. For ranges of projected Adjusted EBITDA, refer to Page 23. (3) Income taxes do not include the tax distributions in the amount of $390,000, $1,190,000, $2,900,000 and $5,210,000 for the fiscal years ended December 2011, December 2012, December 2013 and December 2014, respectively, which will be made to the existing members of Crumbs Holdings LLC with respect to the secu rities exchangeable into parent common stock that they will own after consummation of the proposed business combination. (4) Amounts included above illustrate the relationship between Net Income and Adjusted EBITDA at the high point of the projected range. For ranges of projected Adjusted EBITDA, refer to Page 23. (3) Income taxes do not include the tax distributions in the amount of $390,000, $1,190,000, $2,900,000 and $5,210,000 for the fiscal years ended December 2011, December 2012, December 2013 and December 2014, respectively, which will be made to the existing members of Crumbs Holdings LLC with respect to the secu rities exchangeable into parent common stock that they will own after consummation of the proposed business combination. (4) Amounts included above illustrate the relationship between Net Income and Adjusted EBITDA at the high point of the projected range. For ranges of projected Adjusted EBITDA, refer to Page 23. (3) Income taxes do not include the tax distributions in the amount of $390,000, $1,190,000, $2,900,000 and $5,210,000 for the fiscal years ended December 2011, December 2012, December 2013 and December 2014, respectively, which will be made to the existing members of Crumbs Holdings LLC with respect to the secu rities exchangeable into parent common stock that they will own after consummation of the proposed business combination. (4) Amounts included above illustrate the relationship between Net Income and Adjusted EBITDA at the high point of the projected range. For ranges of projected Adjusted EBITDA, refer to Page 23. (3) Income taxes do not include the tax distributions in the amount of $390,000, $1,190,000, $2,900,000 and $5,210,000 for the fiscal years ended December 2011, December 2012, December 2013 and December 2014, respectively, which will be made to the existing members of Crumbs Holdings LLC with respect to the secu rities exchangeable into parent common stock that they will own after consummation of the proposed business combination. (4) Amounts included above illustrate the relationship between Net Income and Adjusted EBITDA at the high point of the projected range. For ranges of projected Adjusted EBITDA, refer to Page 23. (3) Income taxes do not include the tax distributions in the amount of $390,000, $1,190,000, $2,900,000 and $5,210,000 for the fiscal years ended December 2011, December 2012, December 2013 and December 2014, respectively, which will be made to the existing members of Crumbs Holdings LLC with respect to the secu rities exchangeable into parent common stock that they will own after consummation of the proposed business combination. (4) Amounts included above illustrate the relationship between Net Income and Adjusted EBITDA at the high point of the projected range. For ranges of projected Adjusted EBITDA, refer to Page 23. (3) Income taxes do not include the tax distributions in the amount of $390,000, $1,190,000, $2,900,000 and $5,210,000 for the fiscal years ended December 2011, December 2012, December 2013 and December 2014, respectively, which will be made to the existing members of Crumbs Holdings LLC with respect to the secu rities exchangeable into parent common stock that they will own after consummation of the proposed business combination. (4) Amounts included above illustrate the relationship between Net Income and Adjusted EBITDA at the high point of the projected range. For ranges of projected Adjusted EBITDA, refer to Page 23. (3) Income taxes do not include the tax distributions in the amount of $390,000, $1,190,000, $2,900,000 and $5,210,000 for the fiscal years ended December 2011, December 2012, December 2013 and December 2014, respectively, which will be made to the existing members of Crumbs Holdings LLC with respect to the secu rities exchangeable into parent common stock that they will own after consummation of the proposed business combination. (4) Amounts included above illustrate the relationship between Net Income and Adjusted EBITDA at the high point of the projected range. For ranges of projected Adjusted EBITDA, refer to Page 23. (3) Income taxes do not include the tax distributions in the amount of $390,000, $1,190,000, $2,900,000 and $5,210,000 for the fiscal years ended December 2011, December 2012, December 2013 and December 2014, respectively, which will be made to the existing members of Crumbs Holdings LLC with respect to the secu rities exchangeable into parent common stock that they will own after consummation of the proposed business combination. (4) Amounts included above illustrate the relationship between Net Income and Adjusted EBITDA at the high point of the projected range. For ranges of projected Adjusted EBITDA, refer to Page 23. (3) Income taxes do not include the tax distributions in the amount of $390,000, $1,190,000, $2,900,000 and $5,210,000 for the fiscal years ended December 2011, December 2012, December 2013 and December 2014, respectively, which will be made to the existing members of Crumbs Holdings LLC with respect to the secu rities exchangeable into parent common stock that they will own after consummation of the proposed business combination. (4) Amounts included above illustrate the relationship between Net Income and Adjusted EBITDA at the high point of the projected range. For ranges of projected Adjusted EBITDA, refer to Page 23. (3) Income taxes do not include the tax distributions in the amount of $390,000, $1,190,000, $2,900,000 and $5,210,000 for the fiscal years ended December 2011, December 2012, December 2013 and December 2014, respectively, which will be made to the existing members of Crumbs Holdings LLC with respect to the secu rities exchangeable into parent common stock that they will own after consummation of the proposed business combination. (4) Amounts included above illustrate the relationship between Net Income and Adjusted EBITDA at the high point of the projected range. For ranges of projected Adjusted EBITDA, refer to Page 23. (3) Income taxes do not include the tax distributions in the amount of $390,000, $1,190,000, $2,900,000 and $5,210,000 for the fiscal years ended December 2011, December 2012, December 2013 and December 2014, respectively, which will be made to the existing members of Crumbs Holdings LLC with respect to the secu rities exchangeable into parent common stock that they will own after consummation of the proposed business combination. (4) Amounts included above illustrate the relationship between Net Income and Adjusted EBITDA at the high point of the projected range. For ranges of projected Adjusted EBITDA, refer to Page 23. (3) Income taxes do not include the tax distributions in the amount of $390,000, $1,190,000, $2,900,000 and $5,210,000 for the fiscal years ended December 2011, December 2012, December 2013 and December 2014, respectively, which will be made to the existing members of Crumbs Holdings LLC with respect to the secu rities exchangeable into parent common stock that they will own after consummation of the proposed business combination. (4) Amounts included above illustrate the relationship between Net Income and Adjusted EBITDA at the high point of the projected range. For ranges of projected Adjusted EBITDA, refer to Page 23. (3) Income taxes do not include the tax distributions in the amount of $390,000, $1,190,000, $2,900,000 and $5,210,000 for the fiscal years ended December 2011, December 2012, December 2013 and December 2014, respectively, which will be made to the existing members of Crumbs Holdings LLC with respect to the secu rities exchangeable into parent common stock that they will own after consummation of the proposed business combination. (4) Amounts included above illustrate the relationship between Net Income and Adjusted EBITDA at the high point of the projected range. For ranges of projected Adjusted EBITDA, refer to Page 23. (3) Income taxes do not include the tax distributions in the amount of $390,000, $1,190,000, $2,900,000 and $5,210,000 for the fiscal years ended December 2011, December 2012, December 2013 and December 2014, respectively, which will be made to the existing members of Crumbs Holdings LLC with respect to the secu rities exchangeable into parent common stock that they will own after consummation of the proposed business combination. (4) Amounts included above illustrate the relationship between Net Income and Adjusted EBITDA at the high point of the projected range. For ranges of projected Adjusted EBITDA, refer to Page 23. (3) Income taxes do not include the tax distributions in the amount of $390,000, $1,190,000, $2,900,000 and $5,210,000 for the fiscal years ended December 2011, December 2012, December 2013 and December 2014, respectively, which will be made to the existing members of Crumbs Holdings LLC with respect to the secu rities exchangeable into parent common stock that they will own after consummation of the proposed business combination. (4) Amounts included above illustrate the relationship between Net Income and Adjusted EBITDA at the high point of the projected range. For ranges of projected Adjusted EBITDA, refer to Page 23. (a) Based on audited results. Does not include the estimated expenses of being a public company that are included in 2011-2014. (a) Based on audited results. Does not include the estimated expenses of being a public company that are included in 2011-2014. (a) Based on audited results. Does not include the estimated expenses of being a public company that are included in 2011-2014. (a) Based on audited results. Does not include the estimated expenses of being a public company that are included i n 2011-2014. (a) Based on audited results. Does not include the estimated expenses of being a public company that are included in 2011-2014. (a) Based on audited results. Does not include the estimated expenses of being a public company that are included in 2011-2014. (a) Based on audited results. Does not include the estimated expenses of being a public company that are included in 2011-2014. (a) Based on audited results. Does not include the estimated expenses of being a public company that ar e included in 2011-2014. (a) Based on audited results. Does not include the estimated expenses of being a public company that are included in 2011-2014. (a) Based on audited results. Does not include the estimated expenses of being a public company that are included in 2011-2014. (a) Based on audited results. Does not include the estimated expenses of being a public company that are included in 2011-2014. (a) Based on audited results. Does not include the estimated expenses of being a public com pany that are included in 2011-2014. (a) Based on audited results. Does not include the estimated expenses of being a public company that are included in 2011-2014. (a) Based on audited results. Does not include the estimated expenses of being a public company that are included in 2011-2014. (a) Based on audited results. Does not include the estimated expenses of being a public company that are included in 2011-2014. (a) Based on audited results. Does not include the estimated expenses of being a public company that are included in 2011-2014. (a) Based on audited results. Does not include the estimated expenses of being a public company that are included in 2011-2014. (a) Based on audited results. Does not include the estimated expenses of being a public company that are included in 2011-2014. (b) 57th Street (on a pro forma basis taking into account the business combination) projected. (b) 57th Street (on a pro forma basis taking into account the business combination) projected. (b) 57th Street (on a pro forma basis taking into account the business combination) projected. (b) 57th Street (on a pro forma basis taking into account the business combination) projected. (b) 57th Street (on a pro forma basis taking into account the business combination) projected. (b) 57th Street (on a pr o forma basis taking into account the business combination) projected. (b) 57th Street (on a pro forma basis taking into account the business combination) projected. (b) 57th Street (on a pro forma basis taking into account the business combination) projected. (b) 57th Street (on a pro forma basis taking into account the business combination) projected. (b) 57th Street (on a pro forma basis taking into account the business combination) projected. (b) 57th Street (on a pro forma basis taking into a ccount the business combination) projected. (c) Acquisition costs of Business Combination to be determined. (c) Acquisition costs of Business Combination to be determined. (c) Acquisition costs of Business Combination to be determined. (c) Acquisition costs of Business Combination to be determined. (c) Acquisition costs of Business Combination to be determined.

57TH STREET OVERVIEW Modest G&A and Interest Expense Leverage Corporate Structure Delaware C Corporation Amount Raised in IPO $54,563,000 (includes over-allotment) Shares Outstanding 6,062,556 shares Warrants Outstanding 9,156,300 warrants, exercisable at $11.50 Amount in Trust Currently $9.98 per IPO share Founders' Investment $1.750 million investment in warrants Exchange/Ticker OTCBB/Units: SQTCU Common Stock: SQTC Warrants: SQTCW

Non-GAAP Information Crumbs is providing Adjusted EBITDA information, which is defined as net income of the combined company, including net income attributable to any non-controlling interest, determined in accordance with all applicable and effective GAAP pronouncements up to December 31, 2010, before interest income or expense, income taxes and any gains or losses resulting from the change in estimate relating to the Tax Receivable Agreement, depreciation, amortization, deferred rent expense, losses or gains resulting from adjustments to the fair value of the contingent consideration, stock-based compensation expense, extraordinary or non-recurring expenses and all other extraordinary non-cash items for the applicable period as a compliment to U.S. generally accepted accounting principles (GAAP) results. Adjusted EBITDA measures are commonly used by management and investors as a measure of leverage capacity, debt service ability and liquidity. Adjusted EBITDA is the measure used in the Business Combination Agreement, as proposed to be amended, for the targets for the release of the Contingency Consideration (up to 4,400,000 shares of common stock) to the Crumbs Members ($17.5 million Adjusted EBITDA in 2013 with respect to half of the Contingency Consideration to the extent stock price targets have not been achieved in earlier years, $25 million Adjusted EBITDA in 2014 with respect to the Contingency Consideration to the extent previous targets have not been achieved and $30 million Adjusted EBITDA in 2015 for any remaining Contingency Consideration). Adjusted EBITDA is not considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or superior to, such GAAP measures as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance or liquidity. Reconciliations of non-GAAP financial measures are provided in the accompanying tables. Since Adjusted EBITDA is not a measure determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. DISCLOSURE

Important Information about the Tender Offer 57th Street has commenced a tender offer to purchase shares of its common stock to which this communication pertains. This presentation is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of 57th Street's common stock is being made pursuant to an offer to purchase, as amended, and related materials which 57th Street filed with the SEC. The tender offer statement (including an offer to purchase, a letter of transmittal and other offer documents) contains important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials were and revised materials will be, sent free of charge to all stockholders of 57th Street. In addition, all of these materials (and all other materials filed by 57th Street with the SEC) are available at no charge from the SEC through its website at www.sec.gov. Stockholders may also obtain free copies of the documents filed by 57th Street with the SEC by directing a request to: 57th Street General Acquisition Corp., 590 Madison Avenue, 35th Floor, New York, New York 10022. Stockholders of 57th Street are urged to read the tender offer documents and the other relevant materials filed with the SEC before making any investment decision with respect to the tender offer because they contain important information about the tender offer, the business combination transaction and the parties to the merger. DISCLOSURE